                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 20, 2000


                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)


  VIRGINIA                            0-2258                       52-0845861
(State or other                     (Commission                 (IRS Employer
jurisdiction of incorporation       File Number)            Identification No.)


     200 COMMERCE STREET
    SMITHFIELD, VIRGINIA                                           23430
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (757) 365-3000
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


ACQUISITION OF MURPHY FAMILY FARMS

         Smithfield Foods, Inc. ( the "Company" or Smithfield Foods") on January 28, 2000 completed the acquisition of Murphy Farms, Inc. and its affiliated companies (collectively "Murphy Family Farms") for 11.1 million shares of Smithfield Foods, Inc. common stock and the assumption of approximately $203 million in debt, plus other liabilities. On January 28, 2000, the closing price of Smithfield Foods common stock on the New York Stock Exchange was $17-3/8. Certain assets were divested to third parties in connection with the acquisition.

         As previously announced, Murphy Family Farms will join the Company's other domestic hog production subsidiaries, Brown's of Carolina and Carroll's Foods, Inc., and together the three operations will produce approximately 12 million high quality market hogs per year.

         Going forward, Murphy Family Farms will be conducted as a separate operating unit of Smithfield Foods that will be managed by its present management team, which remains substantially intact. "We have worked very closely with Murphy's for many years and are very comfortable with their management team", Joseph W. Luter, III, Chairman and CEO of Smithfield Foods, said.

         He also noted that "Given the current outlook for hog prices over the next 12 months and our anticipated raising costs, we expect this acquisition to be immediately accretive to earnings." He further stated that this "substantially completes our long-term goal of vertical integration and allows us to continue producing the most consistent and leanest pork on the market today."

DESCRIPTION OF COMPANY

         Smithfield Foods is the largest vertically integrated producer and marketer of fresh pork and processed meats in the United States. The Company's brands include Smithfield Lean Generation, Smithfield Premium, Gwaltney, John Morrell, Patrick Cudahy, Schneiders, Krakus, Lykes, Esskay, Kretschmar, Valleydale, Jamestown, Dinner Bell, Sunnyland, ReaLean, Patrick's Pride, Great, Tobin's First Prize, Peyton's, Rodeo, IQM, Curly's, Ember Farms and others.

         In addition, the Company has operating subsidiaries in Canada, France and Poland and participates in joint ventures in both Brazil and Mexico. The French subsidiaries produce and sell processed meats while the Canadian and Polish subsidiaries have slaughter operations and sell fresh pork, processed meat and other related food products. The joint ventures are involved in all aspects of the pork business including hog production and slaughter as well as the sale of fresh and processed meats.

FORWARD LOOKING INFORMATION

         This filing may contain "forward-looking" information within the meaning of the federal securities laws. The forward-looking information may include statements concerning the Company's future earnings and outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. The risks and uncertainties include availability and prices of live hogs and raw materials, product pricing, the competitive environment and related market conditions, operating efficiencies, access to capital and actions of domestic and foreign governments.
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REORGANIZATION OF THE BOARD OF DIRECTORS

         At its meeting on January 20, 2000 the Board of Directors of Smithfield Foods elected two new outside directors to its Board, reduced the Board size to 9 and established a separate Management Board and an Environmental Compliance Committee. These changes implement the plan, announced at the 1999 Annual Meeting of Shareholders, to establish a new Board structure reflecting current trends in corporate governance. A majority of the new Board consists of outside, independent directors.

         Newly elected to the Board were Carol T. Crawford and Melvin O. Wright. Ms. Crawford is a Distinguished Visiting Professor of Law at George Mason University School of Law in Arlington, Virginia. Prior to joining the GMU Law faculty, she served for eight years as a Commissioner of the U.S. International Trade Commission, a position President Bush appointed her to in 1991. Previously Ms. Crawford served in several other important governmental positions including Assistant Attorney General of the United States, Associate Director of the Office of Management and Budget (OMB) and Director of the Federal Trade Commission's Bureau of Consumer Protection.

         Mr. Wright currently serves as an advisor to Primco, a Paris merchant bank, and as a director of several charitable organizations. His background includes extensive experience in the securities industry, including a long involvement with the Securities Industry Institute at the Wharton School of Business where he is currently a Trustee Emeritus, having previously served as Chairman. Until his retirement in 1992, Mr. Wright was a Senior Vice President and Director of Dean Witter Reynolds (now Morgan Stanley Dean Witter).

         In addition to Ms. Crawford and Mr. Wright, the new Board continues to include the following persons, all of whom were most recently elected to the Board of Directors at the 1999 Annual Meeting of Shareholders: Joseph W. Luter, III, Chairman and Chief Executive Officer of Smithfield Foods; Lewis R. Little, President and Chief Operating Officer of Smithfield Foods; Robert L. Burrus, Jr., Chairman of McGuire, Woods, Battle & Boothe LLP; Ray A. Goldberg, Moffett Professor of Agriculture and Business, Emeritus, Harvard Business School; George
E. Hamilton, Jr., retired former President and Chief Operating Officer of The Smithfield Packing Company, Inc.; Richard J. Holland, Chairman of the Board of The Farmers Bank; and William H. Prestage, Chairman of the Board, President and Chief Executive Officer of Prestage Farms, Inc. Mr. Wright joins Messrs. Burrus, Goldberg and Holland on the Audit Committee, and Ms. Crawford joins Messrs. Burrus, Goldberg and Holland on the Compensation Committee.

         Six other persons who were serving as Directors on January 20, 2000, each of whom is the senior manager at one of the Company's operations, resigned from the Board of Directors, and were appointed to the newly created Management Board. They are Douglas W. Dodds, Chairman and Chief Executive Officer of Schneider Corporation, F. J. Faison, Jr., President and Chief Operating Officer of Carroll's Foods, Inc., Robert G. Hoffman, II, President and Chief Executive Officer of North Side Foods Corp., Roger R. Kapella, President and Chief Operating Officer of Patrick Cudahy Incorporated, Joseph B. Sebring, President and Chief Operating Officer of John Morrell & Co. and Timothy A. Seely, President and Chief Operating Officer of Gwaltney of Smithfield, Ltd.

         The Management Board also includes the following other officers: C. Larry Pope, Vice President and Chief Financial Officer, and Richard J.M. Poulson, Vice President and Senior Advisor to the Chairman, of Smithfield Foods; Robert Zulewski, President of the Management Board of Animex, S.A. (Poland); and Jean Quentin, Managing Director of Smithfield France, S.A., as well as Messrs. Luter and Little.

         In addition to his other duties, Mr. Little also serves as the President and Chief Operating Officer of The Smithfield Packing Company, Incorporated and the Lykes Meat Group, Inc. In addition to his other duties, Mr. Poulson also serves as Chairman of the Supervisory Board of Animex S.A. Mr. Quentin also serves as President and Chief Executive Officer of the Company's operating subsidiaries in France. Smithfield Packing, Lykes and Animex are all operating subsidiaries of Smithfield Foods, while Smithfield France, S.A. is a wholly owned subsidiary responsible for the Company's operations in France.

         The Board of Directors also established a senior management level Environmental Compliance Committee which will be chaired by Mr. Little and vice-chaired by Robert F. Urell, Vice President, Engineering of Smithfield Foods. This Committee will be responsible for developing and monitoring the environmental policies of the Company and for continued development and implementation of the Company's Environmental Management System. The Committee will focus initially on hog production operations in the State of North Carolina, especially those located in areas adversely impacted by recent hurricanes, and will provide assistance to the Company's operating subsidiaries and their families of contract growers in the development of alternative animal waste management systems.

INCREASE OF STOCK REPURCHASE PROGRAM

         In addition, the Board on January 20, 2000 approved an increase, from 3 million to 4 million aggregate shares, in the number of shares of common stock that the Company may purchase from time to time in the open market or in private transactions. The Company had purchased approximately 2.8 million shares in open market and private transactions from September 1999 to January 20, 2000 pursuant to the share repurchase program previously authorized by the Board.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, the registrant expects to file such financial statements by amendment to this Form 8-K no later than April 12, 2000.

     (b) Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, the registrant expects to file such pro forma financial information by amendment to this Form 8-K no later than April 12, 2000.

     (c) Exhibits.

2.1 Acquisition Agreement and Plan of Reorganization among Smithfield Foods, Inc., Wendell H. Murphy, Harry D. Murphy, Joyce M. Norman, Wendell H. Murphy, Jr., Wendy Murphy Crumpler, Stratton K. Murphy, Marc
         D. Murphy and Angela Brown (excluding Smithfield Foods, Inc., the "Murphy Selling Shareholders"), dated as of November 15, 1999, as amended as of January 1, 2000 (schedules and exhibits omitted, but the registrant hereby agrees upon request of the Commission to furnish the same supplementally).

2.2 Registration Rights Agreement between Smithfield Foods, Inc. and the Murphy Selling Shareholders.

2.3 Agreement with Shareholders between Smithfield Foods, Inc. and the Murphy Selling Shareholders.

3.1      Bylaws of Smithfield Foods, Inc. as amended through January 20, 2000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             SMITHFIELD FOODS, INC.
                                             (Registrant)


                                            By: /s/ Michael H. Cole
                                                ---------------------
                                                    (Signature)

                                                    Michael H. Cole
                                                    Secretary

Dated:  February 14, 2000